Exhibit 4.5

J.P. MORGAN CHASE & CO.,

BANK ONE CORPORATION,

AND

THE BANK OF NEW YORK,

as Trustee,

SUPPLEMENTAL INDENTURE

Dated as of                          , 2004

to

INDENTURE

Dated as of December 20, 1996

JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

SUPPLEMENTAL INDENTURE, dated as of                          , 2004, among J.P. MORGAN CHASE & CO., a Delaware corporation (“Successor”), BANK ONE CORPORATION (successor to First USA, Inc.), a Delaware corporation (“Bank One”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, Bank One and the Trustee have heretofore executed and delivered a certain Indenture, dated as of December 20, 1996 (referred to herein as, the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

WHEREAS, Bank One and Successor have entered into an Agreement and Plan of Merger, dated as of January 14, 2004 (the “Merger Agreement”), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the “Certificate of Merger”) providing for the merger (effective                 ) of Bank One with and into Successor (the “Merger”), with Successor continuing its corporate existence under Delaware law;

WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company shall not be prevented from merging with or into any other Person, provided that, among other things, such Person into which the Company shall have merged shall expressly assume upon any such merger, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that, the Company and the Trustee may from time to time and at any time amend the Indenture, without the consent of the Securityholders, for one or more of the following purposes: (i) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten of the Indenture; and (ii) to make provisions in regard to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of the Securities;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by resolutions of the board of directors of each of Bank One and Successor and have been duly authorized by all necessary action on the part of the Trustee; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

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NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities or any series thereof, as follows:

ARTICLE I

REPRESENTATIONS OF BANK ONE AND SUCCESSOR

Each of Bank One and Successor represents and warrants to the Trustee as follows:

1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

1.2. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

1.3. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

1.4. Immediately after giving effect to the Merger, no Default or Event of Default shall have occurred and be continuing.

1.5. The Merger has not caused the Securities to be downgraded by a nationally recognized statistical rating organization.

ARTICLE II

ASSUMPTION AND AGREEMENTS

2.1. Successor hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company.

2.2. The Securities may bear a notation concerning the assumption of the Indenture and the Securities by Successor.

2.3. Successor shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company in the Indenture.

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ARTICLE III

AMENDMENTS

3.1. The reference in the preamble to the Indenture to “First USA, Inc., a Delaware corporation” is hereby amended to read “J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of New York”; the reference therein to “1601 Elm Street 47th Floor, Dallas, Texas 75201” is hereby amended to read “270 Park Avenue, New York, New York 10017” and each other reference in the Indenture to “First USA, Inc.” or Bank One shall be amended and deemed to be a reference to “J.P. Morgan Chase & Co.”.

3.2. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE IV

MISCELLANEOUS

4.1. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Bank One and Successor. The Trustee does not make any representation nor shall the Trustee have any responsibility as to the validity and sufficiency of this Supplemental Indenture.

4.2. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

4.3. Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.

4.4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.5. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

4.6. This Supplemental Indenture shall become effective as of the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BANK ONE CORPORATION

By:
Name:
Title:

[Corporate Seal]

Attest:

Secretary

J.P. MORGAN CHASE & CO.

By:
Name:
Title:

[Corporate Seal]

Attest:

Secretary

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

[Corporate Seal]

Attest:

Assistant Secretary

STATE OF NEW YORK     )

                                               ): ss.:

COUNTY OF NEW YORK )

On this      of                     , 2004, before me, the undersigned officer, personally appeared                    , who acknowledged himself to be the                      of BANK ONE CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK     )

                                               ): ss.:

COUNTY OF NEW YORK )

On this      day of                     , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be the                      of J.P. MORGAN CHASE & CO., a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

[SEAL]

STATE OF NEW YORK     )

                                               ): ss.:

COUNTY OF NEW YORK )

On this      day of                     , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be                      of THE BANK OF NEW YORK, a New York banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]